UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2018

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
On October 16, 2018, the board of directors of the Company declared a cash dividend of $0.195 per share payable on December 17, 2018, to shareholders of record as of the close of business on December 1, 2018.
Also on October 16, 2018, the Board of Directors of the Company approved a new share repurchase program, allowing for the repurchase of up to $5.0 million of common stock through December 31, 2020. The new repurchase program replaces the Company’s prior repurchase program, pursuant to which the Company had repurchased 33,998 shares of common stock for approximately $1.1 million since the plan was announced in July 2016. The prior program had authorized the repurchase of $5.0 million of stock and was due to expire December 31, 2018. A press release announcing the Company’s dividend and new stock repurchase program is attached as Exhibit 99.1
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.1	MidWestOne Financial Group, Inc. Press Release dated October 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	October 17, 2018	By:	/s/ BARRY S. RAY
Barry S. Ray
Senior Vice President and Chief Financial Officer